As filed with the Securities and Exchange Commission on April 21, 1997 Registration No. 2-78066



                         SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

------------------------------------------------------------------------------
    AMERICAN FEDERATION OF LABOR AND CONGRESS OF INDUSTRIAL ORGANIZATIONS
                          HOUSING INVESTMENT TRUST
------------------------------------------------------------------------------

PAYMENT OF FILING FEE:

[x]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a(6)-(i)(4) and 0-11.
     1) Title of Each Class of securities to which transaction applies:

        ---------------------------------------------------------------
     2) Aggregate Number of Securities to which transaction applies:

        --------------------------------------
     3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           ------------------------------
     4) Proposed maximum aggregate value of transaction:
                                                        -----------------5)
Total fee paid:
                        -------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              --------------------------------------------
    2) Form, Schedule or Registration Statement Number:
                                                       -------------------
    3) Filing Party:

                    -----------------------------------------------------
    4) Date Filed:
                   ------------------------------------------------------

April 21, 1997






TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST



Enclosed is the Notice of the 1997 Annual Meeting of Participants and a Proxy Statement describing the election for Trustees and other indicated matters that are expected to come up at the meeting.

Also enclosed is a Proxy for each Participant noting the number of Units held by that Participant and the exact name in which those Units are registered. A Participant that does not wish to send a representative to the meeting should complete the Proxy and return it to us in the enclosed envelope as soon as possible. A copy of the Proxy may be faxed to us as long as the originally executed Proxy is postmarked no later than May 13, 1997, the date of the Annual Meeting.


                                        Sincerely,

                                        /s/ Stephen Coyle

                                        Stephen Coyle
                                        Chief Executive Officer






  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY WITHIN FIVE DAYS OF RECEIPT




Enclosures

                      AFL-CIO HOUSING INVESTMENT TRUST

                 NOTICE OF 1997 ANNUAL MEETING OF PARTICIPANTS

------------------------------------------------------------------------------
------------------------------------------------------------------------------

To Participants, AFL-CIO Housing Investment Trust:

     Notice is hereby given that the 1997 Annual Meeting of Participants (the "Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust"), a District of Columbia common law trust, will be held at the offices of the Trust, 1717 K Street, N.W., Suite 707, Washington, D.C., 20006 on Tuesday, May 13, 1997 at 11:00 am for the following purposes:

1. To elect a Chairman to hold office until the 1998 Annual Meeting of Participants and until his successor is elected and qualifies.

2. To elect 2 Class II Union Trustees and 2 Class II Management Trustees to hold office until the 2000 Annual Meeting of Participants and until their respective successors are elected and qualify.

3.     To approve amendments to the Trust's Charter to authorize investment in
(A) construction or permanent loans issued or guaranteed by state housing finance agencies rated "A" or better by Standard & Poor's, Inc., securities backed by such loans and interests in such loans or securities and (B) secured bridge loans.

4. To ratify the selection of Arthur Andersen L.L.P. as the independent public accountants for the Trust's fiscal year ending December 31, 1997.

5. To approve amendments to the Trust's Investment Advisory Agreement with Wellington Management Company, LLP.

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Trustees has fixed the close of business on April 21, 1997 as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Accordingly, only Participants of record as of the close of business on that date are entitled to notice of and to vote at the Meeting or at any such adjournment. The transfer books of the Trust will not be closed.

                                  By Order of the Board of Trustees.

                                  /s/ Stephen Coyle

                                  Stephen Coyle
                                  Chief Executive Officer

Dated:April 21, 1997

                     AFL-CIO HOUSING INVESTMENT TRUST

                               ---------------
                               PROXY STATEMENT
                               ---------------

                                April 21, 1997


                                GENERAL MATTERS

      This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of Participants (the "Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust") to be held at the offices of the Trust, 1717 K Street, N.W., Suite 707, Washington, D.C. 20006, on Tuesday, May 13, 1997, beginning at 11:00 am and at any adjournment(s) thereof.

     A copy of the Trust's annual report for the year ended December 31, 1996 was previously mailed to each Participant entitled to vote at the Meeting together with financial statements for the fiscal year ended December 31, 1996. The Trust will furnish, without charge, a copy of the annual report for 1996 and the most recent semi-annual report succeeding the annual report, if any, to any Participant that requests one. Requests for reports should be made by placing a collect call to the Trust, at (202) 331-8055, directed to Stephanie Turman. Written requests may be directed to Michael Arnold, Director of Investor Relations, AFL-CIO Housing Investment Trust, 1717 K Street, N.W., Suite 707, Washington, D.C. 20006.

     If the Proxy that is enclosed with this Proxy Statement is properly executed and returned, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the Proxy will be voted in accordance with the Trustees' recommendations set forth thereon. Any Participant giving a Proxy may revoke it at any time before it is exercised by giving written notice to the Trust bearing a date later than the date of the Proxy, by submission of a later dated Proxy, or by voting in person at the Meeting, which any Participant may do whether or not such Participant has previously given a Proxy.

PERSONS MAKING THE SOLICITATION

     The Proxy is being solicited by the Board of Trustees of the Trust through the mail. The cost of solicitation will be paid by the Trust.
Further solicitation of proxies may be made by telephone or oral communication with some Participants following the original solicitation. Any such further solicitation will be made by Trustees or officers of the Trust who will not be compensated therefor. The date on which proxy materials were first mailed to Participants was April 21, 1997.

Voting Securities and Principal Holders Thereof

As of the close of business on April 21, 1997, the date set by the Board of Trustees as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the "Record Date"), there were 1,321,990.0182 Units of Participation of the Trust outstanding, each Unit being entitled to one vote. No shares of any other class of securities were outstanding as of that date.

     Only Participants of record as of the close of business on the Record Date, will be entitled to vote at the Meeting.

     The following table sets forth the beneficial ownership information as of
April 1, 1997, with respect to each Labor Organization and Eligible Pension
Plan (as each of those terms is defined in the Trust's Declaration of Trust)
known to the Trust to be the beneficial owner of more than 5 percent (that is more than 66,099.5009 Units) of the Trust's 1,321,990.0182 outstanding Units of Participation.  Because only Labor Organizations and Eligible Pension Plans are eligible to own Units of Participation in the Trust, no Units of
Participation are owned by any Trustee or nominee individually.  The Units are the only class of securities or units of beneficial ownership issued by the
Trust.

Name and Address of
Beneficial Owner              Number of Units   Percent of Total Units
--------------------          ---------------   -----------------------
Ohio Public Employees'
Retirement System
227 East Town Street
Columbus, Ohio  43215           67,165.5901 Units         5.1%

California Public Employees'
Retirement System
400 "P" Street
Suite 2220
Sacramento, California  96814  70,374.5995 Units          5.3%


                            ELECTION OF TRUSTEES

PROPOSAL I:   TO ELECT THE CHAIRMAN

PROPOSAL II:  TO ELECT TWO CLASS II UNION TRUSTEES AND
              TWO CLASS II MANAGEMENT TRUSTEES

     Under the Trust's Declaration of Trust, the Board of Trustees may have up to 25 Trustees. Up to 12 Trustees may be Union Trustees, up to 12 Trustees may be Management Trustees, and one Trustee is to be the Chairman. The Board of Trustees currently consists of 20 Trustees, 10 of whom are Union Trustees (Chavez-Thompson, Coia, Georgine, Hanley, Hurt, Joyce, Monroe, Moore, Sweeney and Trumka), 9 of whom are Management Trustees (Duvernay, Fleischer, Kardy, Latimer, LaVere, Miller, Spear, Stanley and Wiegert), and one of whom is the Chairman (Ravitch). Proxies will not be voted for a greater number of persons than the number of nominees named.

     The Declaration of Trust divides the Union and Management Trustees into three Classes. Each Class is required to have, insofar as the pool of Trustees permits, an equal number of Union and Management Trustees. The term of each Class expires at the third annual meeting following its election; the term of one Class expires each year. At each annual meeting, the Participants elect a Chairman to serve until the next annual meeting and such number of Trustees as is necessary to fill vacancies in the Class whose terms expire as of that meeting and any Trustee appointed to complete the remainder of a term. The terms of office of Trustees Fleischer, Georgine*, Joyce*, Miller, Moore* and Spear and Chairman Ravitch will expire on the day of the Meeting.
Trustees Fleischer, Georgine*, Joyce* and Spear and Chairman Ravitch have been nominated for reelection. Trustees Miller and Moore* are not standing for reelection and will retire from the Board of Trustees following the Meeting. The principal occupations and business experience for the past five years of these Class II Trustees standing for reelection are described below under "Nominees for Reelection."
----------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

     If a proxy in the enclosed form is received from a Participant, the Units of Participation represented by such Proxy will be voted for the nominees listed below (unless otherwise indicated on the proxy). Class II Trustees will serve for three-year terms ending in 2000 and until their respective successors are elected and qualify.

     Although the Trust does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees should be occasioned by death or other unexpected occurrence, it is currently intended that the proxies will be voted for such other persons, if any, as the Executive Committee may recommend.

     The following information was furnished to the Trust by each nominee and sets forth the name, age, principal occupation or employment of each nominee and the period, if applicable, during which he has served as a Trustee of the Trust. Each nominee has consented to be named in this Proxy Statement and to serve on the Board of Trustees if elected.

NOMINEES FOR REELECTION

     The following nominees will stand for reelection at the 1997 meeting of Participants.

                         Principal Occupation/                Trustee
Name               Business Experience During Past 5 Years     Since      Age
-----------        ---------------------------------------   ---------    ----
Richard Ravitch      Principal,                                  1992      63
                        Ravitch, Rice & Co.
                     formerly President and Chief Executive
                     Officer,
                        Player Relations Committee of Major
                         League Baseball
                     formerly Chairman,
                        Aquarius Management Corporation
                       (limited profit housing project
                        management)
                     formerly Chairman and Chief Executive
                     Officer,
                       Bowery Savings Bank

Alfred J. Fleischer  Chairman,                                   1992      76
                       Fleischer-Seeger Construction Corporation
                     formerly Director,
                       National Corporation for Housing
                        Partnerships of Washington, D.C.

Robert A. Georgine*  President,                                  1982      64
                       Building and Construction Trades
                        Department, AFL-CIO
                     Chairman and Chief Executive Officer,
                       Union Labor Life Insurance Company

John T. Joyce*       President,                                  1993      61
                       Bricklayers and Allied Craftsworkers
                        International Union
                     Director,
                       Union Labor Life Insurance Company
--------------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

Marlyn J. Spear      Investment Coordinator,                     1995      44
                       Milwaukee and Vicinity Building
                       Trades United Pension Trust Fund

INCUMBENT TRUSTEES

    The following Trustees will continue in office in accordance with the Trust's Declaration of Trust, and are expected to stand for reelection at subsequent annual meetings of Participants.

                         Principal Occupation/                Trustee
Name               Business Experience During Past 5 Years     Since      Age
-----------        ---------------------------------------   ---------    ----
Linda Chavez-
      Thompson*      Executive Vice President,                   1996       53
                       AFL-CIO

Arthur A. Coia*      General President                           1993       54
                     (formerly Secretary-Treasurer),
                       Laborers' International Union of
                         North America

Terrence R. Duvernay Vice President & Co-Manager, Housing Group, 1995      54
                       Legg Mason,
                     formerly Director, Public Finance Group,
                       CS First Boston Corp.
                     formerly Deputy Secretary,
                       U.S. Department of Housing and Urban
                         Development
                     formerly Executive Director,
                       Georgia Housing and Finance Authority
                       Michigan State Housing Development
                        Authority

Francis X. Hanley*   General President                            1990     66
                     (formerly General Secretary-Treasurer),
                       International Union of Operating Engineers

Frank Hurt*          President,                                   1993     58
                       Bakery, Confectionery and Tobacco
                        Workers International Union

H. D. LaVere         President,                                   1982     68
                       Michigan Carpentry, Inc.
                       (residential building contractor)
                     Labor Relations Director,
                       Michigan Carpentry Contractors Association

Walter Kardy         President,                                    1996    69
                       Specialty Contractors Management, Inc.
--------------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

George Latimer       Chief Executive Officer,                     1996     61
                       National Equity Fund
                     Professor of Urban Studies,
                       Macalaster College
                     formerly Director of Special Actions Office,
                       U.S. Department of Housing and Urban
                        Development
                     formerly Dean,
                       Hamline University Law School

A. L. Monroe*        General President                            1995     63
                     (formerly General Secretary-Treasurer),
                       International Brotherhood of Painters and
                        Allied Trades, AFL-CIO
                     Director,
                        Union Labor Life Insurance Company

Tony Stanley         Executive Vice President and Director,       1985     63
                        TransCon Builders, Inc. (building
                          construction)

John Sweeney*        President,                                   1981     62
                        AFL-CIO
                     formerly International President,
                        Service Employees International Union

Richard L. Trumka    Secretary-Treasurer,                         1995     47
                        AFL-CIO
                     formerly President,
                        Mine Workers of America, United

Patricia F. Wiegert  Retirement Administrator,                    1995     50
                       Contra Costa County (California)
                        Employees' Retirement Association

EXECUTIVE OFFICERS

     The executive officers of the Trust are elected by the Board of Trustees and serve one-year terms.

     STEPHEN F. COYLE*, age 51, has served as Chief Executive Officer of the Trust since 1992. Mr. Coyle served as Director of the Boston Redevelopment Authority from July 1984 to January 1992. Prior to that, he served as Chief Executive Officer of John Carl Warnecke & Associates in San Francisco, a national firm for architecture and urban design. From 1977 through 1980, Mr. Coyle served the Federal Government in Washington, D.C. as Deputy Under Secretary of the United States Department of Health and Human Services and Executive Assistant to the Secretary of the United States Department of Housing and Urban Development. Mr. Coyle earned his Bachelor's degree from Brandeis University (Waltham), his Master's degree from the Harvard Kennedy School of Government, and a law degree from Stanford Law School.
--------------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

     MICHAEL M. ARNOLD*, age 57, has been the Trust's Director of Investor Relations since 1985. Mr. Arnold joined the Trust after being employed by the AFL-CIO Human Resources Development Institute (HRDI) since 1969. During his tenure with HRDI, he held the positions of area representative, regional director, assistant director and executive director. As executive director during the six years prior to being employed by the Trust, he was responsible for overall administration and fiscal affairs and the general supervision of staff located at the national office in Washington, D.C. and in field offices in 59 major metropolitan areas of the country. During this period, Mr. Arnold had extensive experience in working with officers and staff of international, state and local labor organizations. In 1967-68, Mr. Arnold was manpower coordinator and labor liaison officer with the Dallas Community Action Agency. He is a 37-year member and former local union officer of the International Union of Bricklayers and Allied Craftsmen, and is also a licensed real estate broker.

     HELEN R. KANOVSKY*, age 46, has been General Counsel since 1995. Ms. Kanovsky joined the Trust after serving as Executive Vice President and General Counsel of GE Capital Asset Management Corporation (GECAMC) from October 1990 to December 1995. Prior to GECAMC, from 1986 to 1990, Ms. Kanovsky served as Litigation Counsel (December 1986 - June 1988) and Executive Vice President and General Counsel (June 1988 - October 1990) of Skyline Financial Services Corporation. Ms. Kanovsky earned her Bachelor of Arts degree from Cornell University and her Juris Doctor degree from Harvard Law School.

     WILLIAM C. TUTT*, age 56, served as Financial Manager of the Trust until his retirement on December 31, 1996. Mr. Tutt attended Southeastern University in Washington, D.C. for three years. Mr. Tutt was first employed by the AFL-CIO in 1961 and he has worked at the AFL-CIO for 32 years in bookkeeping, accounting and financial positions. He became assistant to John
E. Evans, the former Chief Executive Officer and Financial Manager of the Mortgage Investment Trust, in 1970. From July 1974 until October 1976 Mr. Tutt served as Acting Financial Manager of the Mortgage Investment Trust, and in October 1976 he was appointed Financial Manager. In that position he had full responsibility for management and operations of the Mortgage Investment Trust subject to the general direction and control of the Executive Committee and Board of Trustees of the Mortgage Investment Trust.

     The Trustees and executive officers listed above whose names are marked in this Proxy Statement with an asterisk (*) may be considered "interested persons" of the Trust, within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("Investment Company Act") because of their employment by the Trust, the AFL-CIO, sponsor of the Trust, or one of the member unions of the AFL-CIO, although the Trust does not concede that they are interested persons within the meaning of that Section.

     Because the Trust purchases its investments on a "net" basis, the Trust paid no commissions during the 1996 fiscal year on its transactions.

     There have been no transactions since the beginning of the Trust's last fiscal year and there are no currently proposed transactions to which the Trust was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had or will have a material interest: (a) any Trustee or Executive Officer of the Trust; (b) any member of the immediate family of the foregoing persons; or (c) any Participant known to the Trust to own of record or beneficially more than 5 percent of the Trust's outstanding Units of Participation. None of the foregoing persons or Participants has been indebted to the Trust since the beginning of its last fiscal year in an amount in excess of $60,000 (nor has any corporation or organization of which any of the foregoing persons is an executive officer, partner or 10 percent beneficial owner, or any trust or other estate in which any of the foregoing persons is a trustee or has a substantial beneficial interest).
--------------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

ORGANIZATION OF THE BOARD OF TRUSTEES

     The Trust maintains four committees: the Executive Committee, the Asset Management and Program Development Committee, the Marketing Committee, and the Legal and Audit Committee. The Executive Committee is currently composed of Chairman Ravitch, who serves as chairman of the Committee, Management Trustee Stanley, who serves as vice chairman of the Committee, and Union Trustee Sweeney*. The Executive Committee has all the authority of the Board of Trustees when the Board is not in session and met 5 times during 1996. The Executive Committee also functions as a nominating committee. In such capacity, it will consider nominees recommended by security holders. As of the date hereof, it has not established any specific procedures to be followed in submitting recommendations.

     The Asset Management and Program Development Committee monitors the Trust's investment practices and policies, reviews proposed changes thereto, and considers new investment practices and policies. This Committee is currently composed of Union Trustees Hanley* and Moore* and Management Trustees Duvernay, Latimer, Spear and Stanley. Mr. Moore* served as chairman of this Committee, which met 2 times during 1996.

     The Marketing Committee oversees the marketing policies and strategies of the Trust. This Committee is currently composed of Union Trustees Chavez-Thompson* and Monroe*, and Management Trustees Fleischer, Kardy, LaVere and Spear. Mr. Fleischer served as chairman of this Committee, which met 2 times during 1996.

     The Legal and Audit Committee monitors the legal and accounting practices and performance of the Trust's staff and of its counsel and independent public accountants. This Committee is currently composed of Management Trustees Miller, Stanley and Wiegert, and Union Trustees Trumka* Hurt* and Joyce*. Mr. Miller served as chairman of this Committee, which met 2 times during 1996.

     No committee functions as a compensation committee as such. The Executive Committee, however, does make recommendations to the Board of Trustees concerning compensation payable to Trustees acting in their capacities as trustees, and compensation payable to executive officers.

     The Board of Trustees met 2 times during the Trust's fiscal year ended December 31, 1996, while the four committees of the Board of Trustees met a total of 11 times. Trustees Coia, LaVere and Monroe attended fewer than 75 percent of the aggregate of the total number of Board of Trustees meetings and total number of meetings of all committees of which they were members during the 1996 fiscal year.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

     During the fiscal year ended December 31, 1996, the Chairman received an annual fee of $10,000. The Trust paid each Management Trustee who did not waive such fee $500 per day for attendance at Board of Trustees meetings and committee meetings. The Trust paid no fee to any Union Trustee. The aggregate compensation paid to Trustees in the year ended December 31, 1996 was $20,000. The Trust reimbursed all Trustees for out-of-pocket expenses incurred in attending Board of Trustees and committee meetings.

     During the fiscal year ended December 31, 1996, the Trust employed Stephen Coyle as Chief Executive Officer pursuant to an employment agreement. During that period, Mr. Coyle's compensation from the Trust was $128,600.93 in salary and cash compensation, $65,587.24 of deferred compensation and interest on compensation previously deferred received in lieu of participation in the Retirement Plan, and $1,150.00 in matching funds under the AFL-CIO Housing Investment Trust 401(k) Retirement Plan (the "401(k) Plan"). Pursuant to his employment agreement, Mr. Coyle was also entitled to receive health and welfare and life insurance benefits substantially equivalent to those provided by the AFL-CIO for department heads.
--------------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

     The following table sets forth all compensation, including deferred compensation, which was paid during 1996 to all executive officers and directors of the Trust.

                           1996 COMPENSATION TABLE

NAME OF PERSON,     AGGREGATE      PENSION          ESTIMATED    TOTAL
POSITION            COMPENSATION   OR RETIREMENT    ANNUAL       COMPENSATION
                    FROM TRUST<F1> BENEFITS         BENEFITS     FROM TRUST
                    ($)            ACCRUED AS       UPON         PAID TO
                                   PART OF TRUST    RETIREMENT   DIRECTORS<F3>
                                   EXPENSES ($)     <F2>($)      ($)
------------------------------------------------------------------------------
Stephen Coyle<F4>
 Chief Executive                                   can not be        not
 Officer               128,600.93     66,737.24    determined     applicable

Michael M. Arnold<F5>
  Director of                                                        not
  Investor Relations    93,495.22     23,027.00      39,994.33      applicable

Helen R. Kanovsky<F6>                               not              not
  General Counsel       88,230.48     22,166.94     vested          applicable

William C. Tutt<F7>                                                  not
  Financial Manager    139,977.72     23,027.04      68,626.00      applicable

Richard Ravitch,
  Chairman             $ 10,000.00          0.00           0.00     10,000.00

Arthur A. Coia*,
  Union Trustee        $      0.00    $     0.00           0.00     $    0.00

Linda Chavez-
  Thompson,*
  Union Trustee        $      0.00    $     0.00   $       0.00     $    0.00

Terence R. Duvernay,
  Management Trustee   $      0.00    $     0.00   $       0.00     $    0.00

Alfred J. Fleischer,
  Management Trustee   $   2,000.00   $     0.00   $       0.00     $2,000.00

Robert A. Georgine*,
  Union Trustee        $       0.00   $     0.00   $       0.00     $    0.00

Francis X. Hanley*,
  Union Trustee        $       0.00   $     0.00   $       0.00     $    0.00

Frank Hurt*,
  Union Trustee        $       0.00   $     0.00   $       0.00     $    0.00

----------------------
*Interested Person of the Trust.  See "Information Regarding the Trust" for
further discussion.

John T. Joyce*,
  Union Trustee        $       0.00   $     0.00    $      0.00     $    0.00

Walter Kardy,
  Management Trustee   $       0.00   $     0.00    $      0.00     $    0.00

George Latimer,
  Management Trustee   $   1,000.00   $     0.00    $      0.00     $1,000.00

H.D. LaVere,
  Management Trustee   $       0.00   $     0.00    $      0.00     $    0.00

George Miller*,<F8>
  Management Trustee   $   2,000.00   $     0.00    $      0.00     $ 2,000.00

A.L. Monroe*,
  Union Trustee        $       0.00   $     0.00    $      0.00     $     0.00

Jack F. Moore*,
  Union Trustee        $       0.00   $     0.00    $      0.00     $     0.00

Marlyn J. Spear,
  Management Trustee   $       0.00   $     0.00    $      0.00     $     0.00

Tony Stanley,
  Management Trustee   $   5,000.00   $     0.00    $      0.00     $ 5,000.00

John Sweeney*,
  Union Trustee        $       0.00   $     0.00    $      0.00     $     0.00

Richard Trumka*,
  Union Trustee        $       0.00   $     0.00    $      0.00     $     0.00

Patricia F. Wiegert,
  Management Trustee   $       0.00   $     0.00    $      0.00     $     0.00

All Directors and
 Officers as a Group
 (24 persons)          $ 470,304.85  $134,958.22    $108,620.33     $20,000.00
----------------------
*Interested Person of the Trust.  See "Information Regarding the Trust" for
further discussion.

---------------------
<F1> Compensation figures represent 100% of each executive officer's compensation for time devoted to Trust matters. Approximately 29% of Mr. Coyle's time, 32% of Mr. Arnold's time, 32% of Ms. Kanovsky's time and 0% of Mr. Tutt's time, was devoted to matters relating to the AFL-CIO Building Investment Trust ("BIT"). Mr. Coyle and Ms. Kanovsky received compensation from BIT in addition to the amount set forth above.

<F2> The Internal Revenue Code limits the permissable benefit payments that may be paid under the Retirement Plan. Consequently, the amounts of retirement benefits that actually may be paid to individual employees may be significantly lower than as shown, depending on several factors, including, but not limited to, the employee's years of service, level of compensation, and actual year of retirement.

<F3> Includes compensation on from the Trust and all other registered 1940 Act companies that have a common investment advisor with the Trust, or an investment advisor that is an affiliated person of the Trust's investment advisor.

<F4> Aggregate Compensation includes $2,194.40 of deferred compensation in 1996 under the 401(k) Plan, and excludes compensation deferred in lieu of participation in the Retirement Plan, and interest thereon. Pension or Retirement Benefits Accrued as Part of Trust Fund Expenses includes $1,150.00 of matching funds accrued under the 401(k) Plan and $65,587.24 of deferred compensation in lieu of participation in the Retirement Plan. The total amount of compensation deferred by Mr. Coyle through December 31, 1996 in lieu of participation in the Retirement Plan, including interest, is $172,754.07, and the total amount deferred under the 401(k) Plan, through December 31, 1996, including interest and Trust matching, is $9,682.72.

<F5> Aggregate Compensation includes $9,500.00 of deferred compensation in
     1996 under the 401(k) Plan and excludes amounts contributed to the Retirement Plan on Mr. Arnold's behalf. Pension or Retirement Benefits Accrued as Part of Trust Fund Expenses includes $1,150.00 of matching funds accrued under the 401(k) Plan and $21,877.00 contributed to the Retirement Plan in 1996. The total amount of compensation deferred by Mr. Arnold as of December 31, 1996 under the 401(k) Plan, including interest and Trust matching, is $166,103.74.

<F6> Aggregate Compensation includes $9,500.00 of deferred compensation in
     1996 under the 401(k) Plan and excludes amounts contributed to the Retirement Plan on Ms. Kanovsky's behalf. Pension or Retirement Benefits Accrued as Part of Trust Fund Expenses includes $1,150.00 of matching funds accrued under the 401(k) Plan and $contributed to the Retirement Plan in 1996. The total amount of compensation deferred by Ms. Kanovsky as of December 31, 1996 under the 401(k) Plan, including interest and Trust matching, is $13,833.38.

<F7> Aggregate Compensation includes $9,500.00 of deferred compensation in
     1996 under the 401(k) Plan, and excludes amounts contributed to the Retirement Plan on Mr. Tutt's behalf. Pension or Retirement Benefits Accrued as Part of Trust Fund Expenses includes $1,150 of matching funds accrued under the 401(k) Plan and $21,877.04 contributed to the Retirement Plan in 1996. The total amount of compensation deferred by Mr. Tutt as of December 31, 1996 under the 401(k) Plan, including interest and Trust matching, is $104,699.03. Mr. Tutt retired from the Trust on December 31, 1996.

<F8> Union Trustee Moore and Management Trustee Miller will not stand for reelection.

     Prior to October 1, 1990, the Trust had not established or adopted any bonus, profit sharing, pension, retirement, stock purchase, or other compensation or incentive plans for its officers and employees. Personnel (other than the Chief Executive Officer) were provided pursuant to a Personnel Contract between the Trust and the AFL-CIO, whereby the Trust reimbursed the AFL-CIO for the AFL-CIO's costs of employing the personnel. While the Personnel Contract was in effect, the personnel participated in the AFL-CIO Deferred Compensation Plan, a defined contribution plan, and were subject to the AFL-CIO Staff Retirement Plan ("Retirement Plan"), a defined benefit plan. Any amounts contributed by the AFL-CIO on behalf of such personnel pursuant to the Retirement Plan were reimbursed by the Trust pursuant to the Personnel Contract. The Trust adopted the Retirement Plan for all of its employees except for its Chief Executive Officer, effective as of October 1, 1990.
Also, effective October 1, 1990, the Trust adopted the 401(k) Plan for all of its employees including its Chief Executive Officer (and subsequent Chief Executive Officers).
----------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

THE RETIREMENT PLAN

    Under the Retirement Plan, contributions are based on an eligible employee's base salary. In general, rates are determined actuarially every other year. The Retirement Plan was funded by employer contributions at rates of 17.7% of eligible employees' base salaries during the six months ended June 30, 1996 and 16.9 percent of eligible employees' base salaries during the six months ended December 31, 1996. During 1996, the base salaries of Mr. Arnold, Ms. Kanovsky and Mr. Tutt were $126,457, $121,485 and $126,457, respectively.

     The Retirement Plan is open to employees of the AFL-CIO and other participating employers approved by the Retirement Plan's board of trustees that make contributions to the Retirement Plan on their behalf. Such employees become members of the Retirement Plan on their first day of employment that they are scheduled to work at least 1,000 hours during the next 12 consecutive months.

     The Retirement Plan provides a normal retirement pension to eligible employees for life, beginning at age 65. The amount of this pension depends on salary and years of credited service at retirement. Eligible employees will receive 2.80 percent of the average of their highest three years' earnings ("Final Average Salary") for each year of credited service up to 25 years, and 0.5 percent of their Final Average Salary of each year of credited service over 25 years. Eligible employees must have at least five years of service to retire and receive a monthly pension. Eligible employees generally earn credited service toward their pension for each year that they work for a participating employer.

     An eligible employee can also receive full benefits after reaching age 55, if his or her age plus his or her years of service equals 80 or more. It is also possible for an employee who meets the combination of 80 requirement to retire after age 50, but in such event benefits would be reduced 4 percent for each year or portion thereof that the employee is less than 55 years old.

     Set forth below is a table showing estimated annual benefits payable upon retirement<F9> in specified compensation and years of service classifications. As of the date hereof, Mr. Arnold and Ms. Kanovsky have approximately 12 and 2 credited years of service, respectively, under the Retirement Plan.

                                Years of Service
                                ----------------
    Final
Average Salary     15<F10>       20<F10>     25<F10>       30<F11>     35<F11>
--------------      ------       ------       -----       -------     -------
$    50,000       $  21,000    $  28,000   $   35,000   $  36,250    $  37,500
     70,000          29,400       39,200       49,000      50,750       52,500
    100,000          42,000       56,000       70,000      72,500       75,000

--------------------------
<F9>  The Internal Revenue Code limits the permissible benefit payments that may be paid under the Retirement Plan. Consequently, the amounts of retirement benefits that actually may be paid to individual employees may be significantly lower than as shown, depending on several factors, including but not limited to the employee's years of service, level of compensation, and actual year of retirement.

<F10> 2.80 percent per year up to 25 years.

<F11> 0.5 percent per year for years over 25 years.

Benefits listed in the table are not subject to any deduction for Social Security benefits or other offset amounts.
----------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

THE 401(K) PLAN

     Under the 401(k) Plan, an eligible employee may agree with the Trust to set aside up to 15 percent of his or her total compensation, up to a maximum of $9,500 in 1997. In 1997, the Trust will match dollar-for-dollar the first $1,250 contributed. The amount set aside by an eligible employee and the amount of the Trust's matching contribution, if any, will be deposited in a trust account in the employee's name. Every employee of the Trust is eligible to participate in the 401(k) Plan provided such employee has reached the age of 21 and is not a nonresident alien.

     When a participating employee terminates his or her employment, retires, or becomes disabled, the employee will be able to receive as a lump sum payment the salary reduction amounts that were contributed to the Trust on the employee's behalf, the additional amounts that the Trust contributed to the trust account on the employee's behalf, plus income (less the employee's allocated share of expenses) earned on these contributions.

     If the employee continues to work for the Trust, the employee cannot withdraw these amounts unless the employee has a financial hardship. A financial hardship is an immediate and heavy financial need for which the employee has no other available resources, and includes medical expenses, the purchase of a primary residence, the payment of tuition and related educational fees and the need to prevent eviction from, or foreclosure on the mortgage of, the employee's primary residence. The employee will be required to present evidence of the financial hardship and upon submission of such evidence may be entitled to withdraw an amount, up to the balance in the employee's account, to meet the immediate financial need.

     The amount in an employee's account must be distributed to the employee in one lump sum or in periodic installments beginning the April 1 of the year following the year in which the employee reaches age 70 1/2. Additionally, these amounts must be distributed within a reasonable time following the termination of the 401(k) Plan or the termination of the employee's employment. An employee will be entitled to receive a distribution of the amounts in their account upon the employee's attainment of age 65.

     A participating employee may borrow from his or her account subject to certain prescribed limitations.

     The following table sets forth the amounts paid or distributed pursuant to the 401(k) Plan in 1996 to the executive officers listed in the Compensation Table above, and the amounts deferred and accrued pursuant to the 401(k) Plan for the accounts of such individuals during 1996, the distribution or unconditional vesting of which are not subject to future events.

Name of Individual      Amount Paid or         Amount          Employer
Number of Group         Distributed($)         Deferred        Matching ($)
------------------     ---------------         --------        ------------
Stephen Coyle               -0-                 2,194.40         1,150.00
Michael M. Arnold           -0-                 9,500.00         1,150.00
Helen R. Kanovsky           -0-                 9,500.00         1,150.00
William C. Tutt             -0-                 9,500.00         1,150.00
All executive officers
as a group
(4 persons)                 -0-                 30,694.40        4,600.00
----------------------
*Interested Person of the Trust. See "Information Regarding the Trust" for further discussion.

                 APPROVAL OF AMENDMENTS TO THE CHARTER

PROPOSAL III:   TO APPROVE AMENDMENTS TO THE TRUST'S CHARTER TO AUTHORIZE
                INVESTMENT IN (A) CONSTRUCTION OR PERMANENT LOANS ISSUED OR
                GUARANTEED BY STATE OR LOCAL HOUSING AGENCIES RATED "A" OR
                BETTER, SECURITIES BACKED BY SUCH LOANS AND INTERESTS IN SUCH
                LOANS OR SECURITIES AND (B) SECURED BRIDGE LOANS

OBLIGATIONS ISSUED OR GUARANTEED BY STATE OR LOCAL HOUSING FINANCE AGENCIES RATED "A" OR HIGHER.

     The Board of Trustees has approved, subject to approval by the Participants at the Annual Meeting, an amendment to the Charter authorizing investment in a new category of state and local government-related obligations. Under this new investment authority, the Trust would be authorized to invest in construction or permanent mortgage loans, or securities backed by construction or permanent mortgage loans, or interests in such loans or securities, provided that such loans or securities are issued or guaranteed, as the case may be, by a state or local housing finance agency with a general obligation rating of "A" or better by Standard & Poor's (or a comparable rating by another nationally recognized statistical rating agency, as determined by the Executive Committee of the Trust) at the time of the acquisition of the investment by the Trust; and are (i) with full recourse (directly or by way of full indemnity or guarantee) to such agency's general credit and assets or (ii) backed by the "moral obligation" of the state in which such agency is located, in the form of the state's commitment to replenish any insufficiencies in the funds pledged to debt service on the obligations or similar commitment. Although this proposed investment authority would require that a state or local agency which issues or guarantees an obligation to be acquired have a general obligation debt rating of "A" or better, there is no requirement that the obligation itself be rated or ratable. There is no rating requirement for states which provide their "moral obligation" for such obligations.

     Under the Charter as it currently exists, up to thirty percent of the assets of the Trust may be invested in privately collateralized investments and state and local government-related obligations. Investments made under this new investment authority will be in this thirty percent "basket."

     Presently, the Trust is authorized to invest (within the 30% basket for privately collateralized investments and state and local government-related investments) in obligations similar to those described above that are issued or guaranteed by state and local housing finance agencies designated "Top Tier" by Standard & Poor's (or a comparable designation by another nationally recognized statistical rating agency). However, Standard & Poor's has de-emphasized the "top tier" rating category in favor of rating state and local housing finance agencies on the basis of their ability to meet their general debt obligations and state and local housing agencies have begun to apply for these general obligation ratings. At this time, Standard & Poor's is not accepting new applications for "Top Tier" designation, but has indicated that it will continue to maintain the rating category for those agencies which continue to satisfy the criteria for that designation.

     The Trust will continue to be authorized to invest in obligations issued or guaranteed by state and local housing finance agencies which are designated "Top Tier" by Standard & Poor's. The Trust believes, however, that this new investment authority will provide it with more product in which it is eligible to invest within the limits of the 30% basket and that the product available under this investment authority will be of the same or better level of credit quality as that available under the Trust's "Top Tier" investment authority.

     As noted above, the Trust may acquire obligations which are backed by the "moral obligation" of the state in which the agency is located (without regard to the credit rating of such state), in lieu of recourse against the state or local agency. Obligations which are backed by the "moral obligation" of the related state could include loans from the Trust to the agency, securities issued by the agency or loans or participation interests in loans made by the Trust or the agency to the underlying borrower (or securities backed by a loan made by the agency to the borrower). However, these obligations would be secured by the state's "moral obligation", rather than by full recourse against the agency. The state's "moral obligation" could take the form of a commitment to replenish any insufficiencies in the funds pledged to debt service on the investment or a commitment to pay any amounts due on the investment in the event that the revenues from the underlying real property are insufficient to pay all amounts when due. However, the state's "moral obligation" would not be a binding, legal obligation of the state to pay amounts due under the obligations acquired by the Trust and could not be enforced against the state or its general credit and assets.

     Before rating a housing agency's general obligation debt as "A" or better, Standard & Poor's has indicated that it must favorably evaluate a number of criteria, including the state's economic base, the agency's legislative mandate and the sponsoring state's commitment to housing programs, the operating performance and management of the agency and earnings quality and financial strength of the agency. As of January 1997, the following state and municipal housing finance agencies had a general obligation rating of "A" or better from Standard & Poor's: Alaska, California, Illinois, New Jersey, Nebraska, New York City, Massachusetts, Minnesota, Pennsylvania, Utah and Virginia.

     There can be no assurance that the general debt obligation rating of an agency of "A" or better would continue for any given period of time after the Trust acquires an obligation issued or guaranteed by that agency, or that the rating would not be revised downward or withdrawn entirely by the rating entity if, in its judgment, circumstances so warrant. A downgrade in or withdrawal of the rating of an agency would signify an increase in the risk that the obligations issued or guaranteed by that agency would not be paid in accordance with their terms and would be likely to result in a reduction in the value of the related obligations, except to the extent that the Trust has obtained other forms of credit enhancement for the investment. The Trust would not be required to dispose of the obligations issued or guaranteed by an agency which loses its general obligation rating of "A" or better.

     Although this proposed investment authority would require that the agency which issues or guarantees an obligation have a rating of "A" or better on its general debt obligations, there is no requirement that the obligation itself be rated or ratable. While a rating on an obligation does not provide any assurance of repayment and is subject to revision or withdrawal at any time by the assigning rating agency, such ratings do provide the prospective investor with some indication that the proposed structure and revenue analysis for the obligation satisfy the rating agency's internal criteria for the applicable rating. However, the Trust intends to undertake transactions under this authority selectively, and only after having made its own independent evaluation with respect to the experience, credit history, and management expertise of the agencies issuing or guaranteeing the obligations to be acquired. Unrated investments may also be less liquid than rated investments. However, the investments made under this authority, together with all other Trust investments, would be subject to the SEC requirement which requires that at least 90% of the value of the Trust's assets be invested in investments that are readily marketable and convertible into cash within 120 days without a discount from their market value.

     The Trust believes that the direct recourse provided by the agency involved in these investments or the "moral obligation" of the related state will be a significant factor in helping to assure the safety and soundness of the investments to the Trust. However, if such recourse proves insufficient to ensure full and timely performance of the obligations of the issuer under the terms of the investment, the Trust (or an agent or nominee on its behalf) will have recourse to a lien on the underlying real property securing the project financed. If the Trust is required to enforce its rights to the underlying real property because its recourse against the issuer is insufficient, the Trust will be subject to the same real estate-related risks and uncertainties that apply to real estate investments generally, which could have a material adverse effect on the value and performance of the investments. Some of these risks are described in the Trust's current prospectus under the caption "RISK FACTORS--Real Estate-Related Risks".

SECURED BRIDGE LOANS

A.   New Investment Authority

     The Board of Trustees has approved, subject to approval by the Participants, an amendment to the Charter authorizing investment of up to 5% of all the Trust's assets in certain secured bridge loans (collectively, "Secured Bridge Loans"), as part of the privately collateralized and state and local government-related obligations in which it may invest up to 30% of its total assets.

     Secured Bridge Loans will be loans related to single family or multifamily housing developments which are eligible to receive and have allocations or other rights to receive Low Income Housing Tax Credits ("LIHTCs") under Section 42 of the Internal Revenue Code of 1986, as amended. Borrowers on LIHTC projects are eligible to receive tax credits which may be used dollar-for-dollar to offset federal taxes otherwise due, subject to certain limitations. Sponsors of LIHTC projects frequently sell ownership interests in their projects to investors who want to receive the benefits of the LIHTCs. There have been approximately 850,000 units of housing built under the LIHTC program since its inception in 1986. The LIHTCs are available to owners in proportion to their ownership interests in the development and are provided in substantially equal annual amounts to owners of the development over a ten year period, generally commencing in the year in which the units of each building are available for occupancy. Investors generally agree to pay for their ownership interests in the development (and, consequently, the LIHTCs) in installments over the construction, rent-up and later periods, as negotiated on a case by case basis.

     The investor generally makes an initial payment upon admission to the ownership entity and pays subsequent installments as various events are achieved, such as lien free completion of construction and achievement of stabilized occupancy for an agreed period of time (usually three to six consecutive months of occupancy at a specified debt service coverage level). Payment obligations are generally evidenced by notes or contractual agreements.

     Development sponsors generally need the proceeds of the sale of LIHTCs at or before the time construction commences to make up the difference between the construction financing and other sources of funds available and the total development cost of the development. Accordingly, it is customary for sponsors to obtain bridge loan financing at or prior to the closing on the construction loan financing to close this gap; the bridge loan financing is to be repaid from the payments due from the LIHTC investors as the development is constructed and reaches the achievement levels required by the LIHTC investors. Unlike other construction financing, Secured Bridge Loans of the type in which the Trust proposes to invest are not secured by the underlying development. Instead, such Secured Bridge Loans are secured, as described below, primarily by the general credit of the issuer or guarantor and, to a lesser extent, by the LIHTC investors' ownership interests in the development owner.

     The Trust has proposed making Secured Bridge Loans in a way which it believes will minimize the Trust's risks on such loans. The Trust proposes to limit such loans to loans which on the date of the Trust's acquisition or making of the loan are:

     (1) (a) issued or guaranteed by a state or local agency designated as "Top Tier" by Standard & Poor's (or a comparable rating by another nationally recognized statistical rating agent, as determined by the Executive Committee of the Trust) with full recourse to the assets and credit of such agency (or in lieu of such full recourse, secured by such third party credit enhancement which, in the judgment of management of the Trust, offers security comparable to full recourse to the assets and credit of such agency, or

          (b) issued (with recourse) or guaranteed by a state or local agency which has its long term credit rating at the level of "A" or above by Standard & Poor's (or a comparable rating by another nationally recognized rating agency approved by the Trust's Executive Committee) for a Secured Bridge Loan with a term of longer than 12 months and at the rating level of A-1 or better by Standard & Poor's (or a comparable rating by another nationally recognized rating agency approved by the Trust's Executive Committee) for a Secured Bridge Loan with a term of less than 12 months;

     (2) issued (with recourse) or guaranteed by FHA, GNMA, Fannie Mae, Freddie Mac or another entity rated AA or above by Standard & Poor's (or a comparable rating by another nationally recognized rating agency approved by the Trust's Executive Committee) or fully collateralized by obligations issued (with recourse) or guaranteed by FHA, GNMA, Fannie Mae, Freddie Mac or another entity rated AA or above by Standard & Poor's (or a comparable rating by another nationally recognized rating agency approved by the Trust's Executive Committee); or

     (3) fully collateralized by a letter of credit or other guaranty by a bank or other financial entity whose credit rating is rated as AA or above by Standard & Poor's (or a comparable rating by another nationally recognized rating agency approved by the Trust's Executive Committee) or a bank with a rating Thompson Bankwatch of "B" or better.

     The Trust will invest in Secured Bridge Loans only in cases where the Trust is otherwise committed to invest in the project's construction and/or permanent mortgage loan, except in cases where the project's permanent loan is less than $1 million, in which event the Trust may make the Secured Bridge Loans even if the Trust is not committed to make the construction or permanent loan.

     The credit enhancement mechanisms set forth above may be structured to provide either an assurance that all scheduled payments under the Secured Bridge Loans will be made when due or an assurance only of the ultimate repayment of all amounts due under such loans at maturity or after foreclosure or other liquidation.

     There is no requirement that the Secured Bridge Loan itself be rated or ratable.

     The Secured Bridge Loans will be paid down in a manner approved by the Trust as capital contributions are made by the LIHTC investors, although not all of the proceeds of investor payments will be required to reduce the Trust's loan if the Trust so approves.

B.     The Secured Bridge Loan Program

     The Trust believes the authority to invest in Secured Bridge Loans will provide the Trust with numerous benefits, including the following:

     First, the Trust believes bridge lending authority will give it an
     -----
advantage in marketing its other loan products in an increasingly competitive affordable-housing lending market by allowing the Trust to offer an additional level of financing in addition to construction and permanent lending. The Trust anticipates that its participation in the relatively less-competitive bridge lending market will enable it to gain access to construction and permanent loan investments on underlying projects to which it might not otherwise have access. The Trust anticipates that most Secured Bridge Loans in which it invests will be for projects on which the Trust also invests in the long-term mortgage loan pursuant to the Trust's existing investment authority.

     Second, the Trust believes bridge lending authority will help diversify
     ------
the Trust's long-term assets -- 93% of which, as of December 31, 1996, were FHA-insured loans or GNMA-guaranteed securities backed by FHA-insured loans -- by providing the opportunity to invest in a greater volume of Fannie Mae and Freddie Mac mortgage-backed securities backed by LIHTC properties.

     Third, the Trust believes bridge lending authority will enable it to
     -----
better manage its overall portfolio by increasing its ability to invest cash in shorter term investments.

     Unlike most other assets in which the Trust invests, Secured Bridge Loans are not secured by mortgages or directly related to payments on first-lien mortgage loans, nor are they necessarily insured or guaranteed by the federal government or a federal government-sponsored enterprise such as Fannie Mae. However, as described above, Secured Bridge Loans will be guaranteed or credit-enhanced by state housing finance agencies, letter-of-credit providers or other mechanisms which are of the same credit quality as those enhancing other assets in the Trust's current 30% "basket" for privately collateralized and state and local government-related investments.

     The obligation to make principal and interest payments on Secured Bridge Loans will not be contingent on investor payments to the borrower and the Trust expects to have recourse on such loans directly to a creditworthy entity as described above. The development owner may depend on investor payments to make payments which will then be made on a Secured Bridge Loan; payments to the development owner from its investors may be dependent on certain factors relating to completion, rent-up, other matters relating to the LIHTC and otherwise. The Trust expects, however, that its investments will be made on the basis of the credit of the guarantor or issuer as described in (1) through
(3) above, and to a lesser extent by the LIHTC investors' ownership interests in the development owner. The Trust's investment criteria have been designed to enhance the likelihood that the Trust will invest only in credit-worthy Secured Bridge Loans. The Trust also believes that any additional risk associated with bridge loans, as compared to the Trust's other authorized investments, will be offset by the higher interest rates payable on Secured Bridge Loans. Presently, Secured Bridge Loans of the quality in which the Trust would be authorized to invest, if the Participants approve the proposed amendments to the Charter, carry interest rates of approximately 1.25 to 1.75 percentage points over United States Treasury obligations of comparable average life, and yields of up to 4.0% over cash equivalents. Such yields are higher than the average yields now enjoyed by the Trust on investments of similar duration.

     Presently, the Trust is limited to investing at least 90% of its assets in investments that are readily marketable and convertible into cash within 120 days without a discount from their market value. Secured Bridge Loans may not be liquid investments. The authority to invest in Secured Bridge Loans will not increase the 10% limit on illiquid assets, but it may result in an increase the proportion of illiquid investments in the Trust's portfolio.

C.   Risk Factors

     There is no assurance that the rating of the issuer of any letter of credit or the issuer or guarantor of any other form of guaranty which secures
a Secured Bridge Loan investment acquired by the Trust will continue for any given period of time or that it will not be revised downward or withdrawn entirely by the rating agency if, in the rating agency's judgment, circumstances so warrant.  Any such downward revision or withdrawal of such rating would be likely to signify an increase in the risk to the Trust associated with the related Secured Bridge Loan and would be likely to result in a reduction in the value of the related Secured Bridge Loan.  The Trust is not required to dispose of investments if the rating of the issuer of the related letter of credit or guaranty or of the obligation itself is downgraded or withdrawn.  Notwithstanding any of the above, such a downward revision or withdrawal of a rating would not necessarily have any impact upon the repayment of the Secured Bridge Loan to the Trust.

     Since the Secured Bridge Loans themselves are not required to be rated or ratable, the Trust will not have the benefit of a rating on these investments. Some of the benefits of having such a rating are described above under the discussion of investments in obligations issued or guaranteed by state or local housing finance agencies rated "A" or higher. However, the Trust intends to undertake transactions under this authority selectively, and only after having made its own independent evaluation and investigation with respect to a proposed investment, as well as a consideration of the factors the Trust applies to investments in all categories of state and local government-related obligation.

     If the issuer of any letter of credit or other form of guaranty which secures a Secured Bridge Loan fails or is unable to meet its obligations under such letter of credit or other guaranty, the Trust would be subject to the risk that LIHTC investors may not make required payments on their obligations to the development owner as scheduled and also to certain real-estate risks relating to the underlying development. LIHTC investors may not make the payments for reasons relating to the performance of the development, i.e., because the agreed upon circumstances under which the payments would become due do not occur. In addition, however, the LIHTC investors may not make the payments as a result of changes in the financial capacity of the LIHTC investors themselves. In the event that the LIHTC investors do not make required payments, the Trust may be required to enforce the obligations of the LIHTC investors under their notes or other payment agreements with the development owner. Enforcement actions may include foreclosing upon or otherwise acquiring the defaulting LIHTC investors' ownership interests. As the owner of such interests in the development owner, the Trust would be subject to the real-estate risks that any development owner would face. Certain of these risks are described in the Trust's current prospectus under the caption "RISK FACTORS--Real Estate-Related Risks".

          THE TRUST RECOMMENDS VOTING IN FAVOR OF THE PROPOSED
                       AMENDMENTS TO THE CHARTER.

                         DESIGNATION OF AUDITORS

PROPOSAL IV:     TO RATIFY THE SELECTION OF ARTHUR ANDERSEN L.L.P. AS
                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Participants will be requested to ratify the Board of Trustees' selection of Arthur Andersen L.L.P. as the independent public accountants for the Trust for the current fiscal year. Representatives of Arthur Andersen L.L.P. will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     As of April 2, 1997 Arthur Andersen, L.L.P. replaced KPMG Peat Marwick L.L.P. (the "Former Accountants"). Beginning in November 1996, the Trust's staff solicited proposals from several national accounting firms, including the Former Accountants, for the provision of accounting services to the Trust. On the basis of such proposals, the staff recommended to the Board of Trustees that the Trust not renew its agreements with the Former Accountants for fiscal year 1997, and that the Trust retain Arthur Andersen, L.L.P. The Former Accountants were dismissed by the Trust upon a recommendation of the Trust's legal and audit committee and by a vote of the Trustees at their meeting held on April 2, 1997.

     None of the Former Accountant's reports on the Trust's financial statements for the past two years contained an adverse opinion, disclaimer of opinion, or a modified or qualified opinion. Furthermore, during the Trust's two most recent fiscal years: there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure that were not resolved in favor of the accountants; there were no disagreements with the Former Accountants with respect to internal control; the Former Accountants had not advised the Trust of any material matters with respect to the Trust's reports or financial statements or of information that had come to the Former Accountants' attention that had led them to no longer be able to rely on the management's representations, that made them unwilling to be associated with financial statements prepared by management, that led them to advise the Trust of the need to expand the scope of its audit or that led them to question the fairness or reliability of reports or financial statements.

     Arthur Andersen, L.L.P. was not consulted on any matter during the Trust's two most recent fiscal years on either the application of accounting principles to a specified transaction or an audit opinion, or any matter on which there was a disagreement with the Former Accountants.

PROPOSAL V:   TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT WITH
              WELLINGTON MANAGEMENT COMPANY, LLP

     The Board of Trustees has approved, subject to approval by the
Participants, an amendment to the Trust's Investment Advisory Agreement with
Wellington Management Company, LLP ("Wellington Management").  The Trust
currently has no independent investment adviser other than Wellington
Management, whose Investment Advisory Agreement with the Trust was approved by

Participants at the Trust's 1992 Annual Meeting. Wellington Management, a Massachusetts limited liability partnership, is a registered investment adviser with principal offices located at 75 State Street, Boston, Massachusetts 02109. Its Managing Partners are Robert W. Doran, Duncan M. McFarland and John R. Ryan. Exhibit A identifies the general partners of Wellington Management as of February 28, 1997, each of whom may be reached at
the principal office of the firm.   At its meeting on April 2, 1997, the
Trustees, including each of the Trustees who is not an "interested person" (as defined in the Investment Company Act of 1940) of the Trust, considered the fact that under the proposed amendment to the Investment Advisory Agreement, Wellington Management would be providing additional investment management services as well as analytical services. The Trustees also considered that the level of fees would increase in consideration of the increased services being provided. The Trustees also considered that Wellington Management possesses the relevant experience and expertise in investment advisory services and in the sophisticated portfolio analytics contemplated by the proposed amendments to the Investment Advisory Agreement. The Trustees considered the nature and the quality of the investment services currently provided by Wellington Management, including the compliance by Wellington Management with policies and regulatory requirements. The Trustees received all information they deemed necessary to their evaluation of the terms and conditions of the proposed amendments to the Investment Advisory Agreement. Based upon the Trustees' review and evaluations of the materials provided and their consideration of all factors deemed relevant, the Trustees determined that the proposed amendments to the Investment Advisory Agreement are reasonable, fair, and in the best interests of the Participants of the Trust. Accordingly, the Trustees, including all of the Independent Trustees, approved the proposed amendment to the Investment Advisory Agreement and its submission to each Participation for approval and adoption. If the proposed amendment to the Investment Advisory Agreement is not approved and adopted by the Trust's Participants, the current Investment Advisory Agreement between Wellington Management and the Trust will continue in effect through May 21, 1997, and thereafter will be subject to continuation by the Trustees.

     Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowment funds, foundations, and other institutions and individuals. As of February 28, 1997, Wellington Management held investment management authority over approximately $139.6 billion of assets, including $16.6 billion of cash and cash-equivalent assets. Wellington Management and its predecessor organizations have provided investment advisory services to investment companies since 1933 and to investment counseling clients since 1960.

     Under the existing Investment Advisory Agreement, Wellington Management provides investment advisory services concerning certain of the short-term, liquid assets in the Trust's portfolio (the "Short-Term Assets"). Wellington Management manages the investment and reinvestment of short-term assets; continuously reviews, supervises and administers the investment program of Short-Term Assets; determines the securities to be purchased, retained and sold (and implements those decisions); renders regular reports to the Trust's officers and Trustees concerning its discharge of the foregoing responsibilities, including causing to be provided to the Trust's officers within 2 business days after each Valuation Date market prices as of the Valuation Date of Short-Term Assets that mature more than 60 days after the Valuation Date; develops and produces portfolio analysis reports; monitors portfolio investment characteristics; analyzes portfolio performance and provides to the Trust's officers within 10 business days after each calendar month end a report regarding such performance for such month; provides analysis on markets and instruments; provides investment overview and economic outlook forecasts; provides information and comment on various relevant regulatory and legal issues; attends meetings of the Trust's Executive Committee and Trustees as reasonably requested; and supplies the Trust's officers and Trustees with statistical information and reports. Wellington Management discharges these and its other duties subject to the oversight of the officers and Trustees of the Trust and in compliance with the Trust's policies.

    Wellington Management renders all of the services described above at its own expense, and provides the office space, furnishings and equipment, and personnel required by it to perform those services for the compensation described below.

    Wellington Management is authorized to arrange for the execution of portfolio transactions by selecting brokers or dealers that will execute the transactions, and is directed to use its best efforts to obtain the best net results, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved. Wellington Management may in its discretion purchase and sell portfolio securities through brokers who provide it or the Trust with research, analysis, advice and similar services, and Wellington Management may pay to these brokers, in return for research and analysis, a higher commission than may be charged by other brokers, provided that Wellington Management determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Wellington Management, that the total commission paid by the Trust will be reasonable in relation to the benefits to the Trust over the long term, and that the total commission paid by the Trust is consistent with commissions paid in comparable transactions.

    In selecting a broker for each specific transaction, Wellington
Management has agreed to use its best judgment to choose the broker most capable of providing the brokerage services necessary to obtain the best available price and most favorable execution. The full range and quality of brokerage services available will be considered in making these determinations. For example, brokers may be selected on the basis of the quality of such brokerage services related to the requirements of the specific transaction such as the following; capable floor brokers or traders, competent block trading coverage, good communications, ability to position, use of automation, research contracts, arbitrage skills, administrative ability, or provision of market information relating to the security. Wellington
Management will make periodic evaluations of the quality of these brokerage services as provided by various firms and measure these services against its own standards of execution. Brokerage services will be obtained only from those firms which meet its standards, maintain a reasonable capital position, and can be expected to reliably and continuously supply these services.

    On occasions when Wellington Management deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients, Wellington Management, to the extent permitted by applicable laws and regulations, may, but is under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Wellington Management in the manner it considers to be the most equitable and consistent with its fiduciary obligations.

     Under the terms of the existing Investment Advisory Agreement, Wellington Management is compensated monthly at the annual rate of 0.125% of the market value of the Trust's assets under management, based upon the average monthly market value of the first $100 million, and at the annual rate of .10% of the market value of the Trust's assets under management, based upon the average monthly market value in excess $100 million.

     Under the proposed amendment to the Investment Advisory Agreement, Wellington Management will continue to provide all of the above-described investment advisory services concerning the Short-Term Assets designated by the Trust from time to time. In addition, Wellington Management will also provide (a) all of the above-described investment advisory services concerning certain intermediate-term, liquid assets in the Trust's portfolio designated by the Trust from time to time (the "Short/Intermediate Term Assets"), and (b) certain portfolio analysis functions and reports for the Trust, including analysis and reports which may assist the Trust in determining the allocation of assets within the Short/Intermediate Term Assets. Under the terms of the proposed amendment to the Investment Advisory Agreement, Wellington Management will be compensated monthly at the annual rate of 0.16% of the market value of the Trust's assets under management based upon the average monthly market value.

     Wellington Management serves as investment adviser or subadviser to a number of registered investment company portfolios which have investment objectives similar to the Short/Intermediate Term Assets. It should be noted that for all of the portfolios listed below, Wellington Management provides investment management services without the portfolio analysis services that will be provided to the Trust under the terms of the proposed amendment to the Investment Advisory Agreement. The following table identifies the portfolios, state their net assets and the applicable fee schedule.

<TABLE
[CAPTION]
                          2/28/97              Advisory Fee Schedule(1)
                         Net Assets            ---------------------
Fund                       $ Mil          Net Assets           Annual Rate
-----                  -------------      ----------           -----------
[S]                        [C]         [C]                         [C]
Horace Mann Short-Term     $ 1         First $100 Million          0.125%
  Investment Fund                      Next $100 Million           0.100%
                                       Over $200 Million           0.075%

ICON Short-Term
  Fixed Income Fund        $ 78        First $250 Million          0.200%
                                       Next $250 Million           0.150%
                                       Over $500 Million           0.125%

SEI Daily Income Trust     $ 56        First $500 Million          0.100%
 Corporate Daily Income                Next $500 Million           0.075%
 Portfolio(2)                          Over $1 Billion             0.050%

_____________________________
     (1) All fee schedules may be subject to fee waivers. Minimum annual fees are not reflected in effective annual rate.
     (2) The fee schedules shown for SEI Daily Income Trust Corporate Daily Income Portfolio applies to the aggregate assets of four portfolios in the SEI Daily Income Trust.

     During the year ended December 31, 1996, Wellington Management received advisory fees from the Trust totaling $104,756. Had the fee in the proposed amendment been in effect during the same period, Wellington Management would have received a total of $134,089 of advisory fees. However, such fees, which represent a 28.0% increase, would represent compensation for investment advisory services with respect to the Trust's Short Term-Assets, as provided under the existing Investment Advisory Agreement, plus compensation for additional investment advisory services with respect to Short/Intermediate term assets and portfolio analysis functions and reports, as provided under the proposed amendments to the Investment Advisory Agreement.

     THE TRUST RECOMMENDS VOTING IN FAVOR OF THE PROPOSED AMENDMENTS TO THE INVESTMENT ADVISORY AGREEMENT WITH WELLINGTON.

                             VOTING PROCEDURES

     As to Proposals I, II, III, IV and V, the vote required for approval will be a majority of the Units represented in person or by proxy at the Meeting. Each Unit is entitled to one vote. A quorum for the Meeting is the presence in person or by proxy of Participants holding a majority of Units outstanding at the close of business on April 21, 1997.

            PROPOSALS FOR 1998 ANNUAL MEETING OF PARTICIPANTS

     Participants who wish to make a proposal to be included in the Trust's proxy statement and form of proxy for the Trust's 1998 Annual Meeting of Participants (expected to be held in April 1998) must cause such proposal to be received by the Trust at its principal office not later than December 16, 1997.

                              OTHER MATTERS

     The Trust currently has no independent investment adviser other than Wellington Management Company, LLP. Investment decisions with respect to Trust assets other than those subject to the Investment Advisory Agreement with Wellington Management Company are made by the Chief Executive Officer and by the Chief Investment Officer of the Trust under the supervision of the Executive Committee and, ultimately, the Board of Trustees. Because both the Chief Executive Officer and the Chief Investment Officer are officers of the Trust and neither is engaged in the business of providing securities investment advice to others, neither the Chief Executive Officer nor the Chief Investment Officer is registered as an investment adviser under the Investment Advisers Act. For the foregoing reasons, the Participants will not be asked at the Meeting to approve any investment advisory contract relating to the Chief Executive Officer or the Chief Investment Officer.

     At the date of this Proxy Statement, the Trustees knows of no other matters that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Units represented by such Proxy in accordance with their best judgment.

     Participants who are unable to attend the Meeting in person are urged to forward their Proxies without delay. A prompt response will be appreciated.


                                By Order of the Board of Trustees


                                 /s/ Stephen Coyle

                                STEPHEN COYLE, Chief Executive Officer

                                                                   EXHIBIT A
                    Wellington Management Company, LLP Partners

                             Kenneth L. Abrams
                             Nicholas C. Adams
                             Rand L. Alexander
                             Deborah L. Allinson
                             Nancy T. August
                             James H. Averill
                             Marie-Claude Bernal
                             William N. Booth
                             Paul Braverman
                             William D. DeIanni
                             Pamela Dippel
                             Robert W. Doran
                             Charles T. Freeman
                             Laurie A. Gabriel
                             Frank J. Gilday
                             John H. Gooch
                             Nicholas P. Greville
                             Willam C. S. Hicks
                             Paul D. Kaplan
                             John C. Keogh
                             Mark T. Lynch
                             Nancy T. Lukitsh
                             Christine S. Manfredi
                             Patrick J. McCloskey
                             Earl E. McEvoy
                             Duncan M. McFarland
                             Paul M. Mecray, III
                             Matthew E. Megargel
                             James N. Mordy
                             Diane C. Nordin
                             Edward P. Owens
                             Saul J. Pannell
                             Thomas L. Pappas
                             David M. Parker
                             Jonathan M. Payson
                             Stephen M. Pazuk
                             Robert D. Rands
                             Eugene E. Record, Jr.
                             John R. Ryan
                             Joseph H. Schwartz
                             David W. Scudder
                             Binkley C. Shorts
                             Trond Skramstad
                             Catherine A. Smith
                             Stephen A. Soderberg
                             Harriett Tee Taggart
                             Perry M. Traquina
                             Gene R. Tremblay
                             Mary Ann Tynan

                             Ernst H. von Metzsch
                             Clare Villari
                             James L. Walters
                             Kim Williams
                             Frank V. Wisneski

                       AFL-CIO HOUSING INVESTMENT TRUST
                             ------------------
                                   PROXY
                             ------------------

                     1997 ANNUAL MEETING OF PARTICIPANTS

     The undersigned hereby appoints William C. Tutt and Michael M. Arnold and each of them with power to act without the other and with full power of substitution, as proxies for and on behalf of the undersigned, to vote all Units of Participation which the undersigned is entitled to vote at the Annual Meeting of Participants to be held May 13, 1997 and all adjournments thereof, with all the powers that the undersigned would possess if personally present and particularly (but without limiting the generality of the foregoing) to vote and act as follows:


     (1) For the election of a Chairman to serve until the 1998 Annual Meeting of Participants and until his successor is elected and qualifies:

                             Richard Ravitch
                    FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

     (2) For the election of two Class II Union Trustees and two Class II Management Trustees to serve until the 2000 Annual Meeting of Participants and until their successors are elected and qualify:

                 *Robert A. Georgine (Class II Union Trustee)
                     FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

                   *John T. Joyce (Class II Union Trustee)
                      FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

                 Alfred J. Fleischer (Class II Management Trustee)
                      FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

                  Marlyn J. Spear (Class II Management Trustee)
                      FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

     (3) To approve amendments to the Trust's Charter to authorize investment in (A) construction or permanent loans issued or guaranteed by state housing finance agencies rated "A" or better by Standard & Poor's, Inc., securities backed by such loans and interests in such loans or securities and
(B) secured bridge loans.

                    FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

     (4) For ratification of the Board of Trustees' selection of Arthur Andersen L.L.P. as independent public accountants for the Trust's 1996 fiscal year:

                    FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]


     (5) To appprove amendments to the Trust's Investment Advisory Agreement with Wellington Management Company, LLP.

                    FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ]

and upon such other matters as may properly come before the meeting.

     The Trustees recommend a vote FOR the above items. ITEMS NOT MARKED OTHERWISE WILL BE TREATED AS A VOTE FOR THE ITEM. You may strike through or manually cross out the name of any nominee for Chairman or Trustee for which you wish to withhold authority to vote.

     The Units of Participation represented hereby will be voted in accordance with instructions contained in this Proxy.

     The undersigned hereby ratifies and confirms all that said proxies or their substitutes or any of them may lawfully do by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of 1997 Annual Meeting of Participants dated April 21, 1997 and the Proxy Statement dated April 21, 1997.

Dated:              , 1997
      --------------


     Participant:
                  ------------------------------------------------------

              By:
                  ------------------------------------------------------
                  (Signature)

                  -------------------------------------------------------
                  (Name - please print)

          Title:
                  -------------------------------------------------------

Number of Units:
                  -------------------------------------------------------

   Please sign your name and indicate your capacity as attorney, trustee or official of a Participant.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.

IMPORTANT - PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY FAX A COPY OF THE PROXY TO THE TRUST AS LONG AS THE MANUALLY EXECUTED ORIGINAL PROXY IS MAILED NO LATER THAN MAY 13, 1997, THE DATE OF THE ANNUAL MEETING. The Trust's fax number is 202/331-8190.